UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 6, 2024

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Bellevue Ave. Newport, RI 02840
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIA	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2024, Healthcare Trust, Inc. (the “Company”) entered into a merger agreement (the “Internalization Agreement”) with HTI Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), Healthcare Trust Advisors, LLC, a Delaware limited liability company (the “Advisor”), the external advisor to the Company, and AR Global Investments, LLC, a Delaware limited liability company and the indirect parent of the Advisor (“Advisor Parent”). The independent directors of the Company’s board of directors (the “Board”) approved the terms of the Internalization Agreement and the transactions contemplated thereby, which are referred to herein as the “Internalization.”

Consummation of the transactions contemplated by the Internalization Agreement will result in the internalization of the management of the Company immediately following consummation of the merger (the “Internalization Merger”) of the Advisor with and into Merger Sub, with the Advisor being the surviving entity (under the name “Healthcare Trust Advisors, LLC”), including the termination of (i) the Company’s existing arrangement for advisory management services provided by the Advisor pursuant to the Second Amended and Restated Advisory Agreement, dated as of February 17, 2017, by and among the Company, Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership (the “OP”), and the Advisor (as amended, the “Second A&R Advisory Agreement”) and (ii) the Company’s existing arrangement for property management services provided by Healthcare Trust Properties, LLC,  a Delaware limited liability company  (the “Property Manager”), pursuant to the Amended and Restated Property Management and Leasing Agreement, dated as of February 17, 2017, by and among the Company, the OP and the Property Manager (as amended, the “A&R Property Management Agreement”). All assets, contracts (including leases) and employees necessary for the Company to conduct its business will be contributed by Advisor Parent (and/or its affiliates) to the Advisor, including all of the equity interests in the Property Manager, prior to the effective time of the Internalization Merger. The terms of the Internalization Agreement are consistent with the terms of the Second A&R Advisory Agreement, which agreement had previously been recommended and approved by a special committee of the Board, consisting entirely of independent directors, in February 2017.

Pursuant to the Internalization Agreement, at closing of the Internalization (the “Closing”), (i) the outstanding membership interest of the Advisor will be converted into the right to receive from the Company merger consideration of $98,244,000 and (ii) Advisor Parent shall receive (x) an asset management fee of $10,916,000, representing the aggregate Base Management Fee (as defined in the Second A&R Advisory Agreement) that the Company would have been required to pay to the Advisor during the six month notice period required to terminate the Second A&R Advisory Agreement (assuming the Closing occurs on or prior to December 25, 2024), which began on June 25, 2024 when the Company delivered notice to the Advisor of its intention to effect the Internalization and (y) a property management fee of $3,920,000, representing the aggregate Management Fees (as defined in the A&R Property Management Agreement) that the Company would have been required to pay to the Property Manager through the current term of the Property Management Agreement, subject to certain closing adjustments to the extent the amount of such asset management and property management fees exceed or are less than the amount required to be paid by Advisor Parent to employees placed with the Company pursuant to the Internalization prior to the Closing and the amounts due under the contracts acquired by the Company in the Internalization relating to the pre-Closing period (collectively, the “Closing Payments”). Advisor Parent will also deliver cash to the Company at Closing in order for the Company to pay any unpaid employee bonuses for calendar year 2023 and any accrued bonuses for calendar year 2024 to the extent that the Company has previously reimbursed Advisor Parent for, but Advisor Parent has not paid, such bonuses. To the extent the Closing Payments exceed the Company’s Available Cash (as defined in the Internalization Agreement), the Company has agreed to pay Advisor Parent aggregate cash consideration equal to at least $60.0 million (such cash amount, the “Closing Date Cash Consideration”), and the Company shall issue to Advisor Parent a promissory note in a principal amount equal to the difference between the Closing Date Cash Consideration and the Closing Payments, as may be adjusted for any post-Closing true-ups on the Closing Payments. The Company intends to fund the Closing Date Cash Consideration through a combination of cash on hand and the net proceeds from certain anticipated strategic dispositions. The Company expects the Internalization to close no later than the fourth quarter of 2024, subject to the satisfaction or waiver of certain conditions in the Internalization Agreement.

The parties have made certain customary representations, warranties and covenants in the Internalization Agreement, including regarding organization and good standing, authorization, non-contravention and consents, capitalization, contracts, sufficiency of assets, compliance with laws, operations, legal proceedings, taxes, labor, employee benefits, insurance, subsidiaries, intellectual property and data privacy, brokers, advisory agreements, leased real property, and anti-corruption, sanctions and anti-money laundering.

The Internalization Agreement contains customary indemnification provisions, including, among other things, for breach of any representation or warranty or failure to perform any covenant or agreement. Pursuant to the Internalization Agreement, the Company has agreed to indemnify Advisor Parent and its subsidiaries, and Advisor Parent has agreed to indemnify Company and its subsidiaries, for losses incurred relating to any contract apportioned to the other party in connection with the Internalization. Additionally, Advisor Parent has agreed to indemnify the Company from losses incurred from any Advisor Closing Amount (as defined in the Internalization Agreement) not factored into the amounts paid pursuant to the Internalization Agreement and certain tax-related matters.

The Internalization Agreement may be terminated, subject to certain limitations set forth in the Internalization Agreement, (i) by mutual written agreement by the parties thereto, (ii) by any party if a final and non-appealable order is entered that permanently restrains or otherwise prohibits the Internalization, or (iii) by any party should the Effective Time (as defined in the Internalization Agreement) not have occurred on or before June 28, 2025.

The obligation of each party to consummate the Internalization is subject to certain customary conditions, including, among other conditions, delivery of certain documents and certificates, the truth and correctness of the representations and warranties of the parties (subject to contractual standards of materiality), the absence of injunctions or legal orders restraining the transaction, the absence of a material adverse effect and the performance in all material respects of the parties’ respective covenants under the Internalization Agreement.

The foregoing description of the Internalization Agreement is only a summary and is qualified in its entirety by reference to the full text of the Internalization Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Internalization Agreement is filed with this Current Report on Form 8-K to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Advisor or Advisor Parent. The representations, warranties and covenants contained in the Internalization Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Internalization Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Internalization Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Company, the Advisor, or Advisor Parent. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Internalization Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, except to the extent required by law.

Item 7.01 Regulation FD Disclosure.

On August 7, 2024, the Company issued a press release announcing the entry into the Internalization Agreement (the “Press Release”), as disclosed in Item 1.01 above.

A copy of the Press Release is attached as Exhibit 99.1, and is hereby incorporated by reference into this Item 7.01. The information contained in this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except to the extent expressly stated in such filing.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of the closing of, and the Company’s ability to consummate, the Internalization. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of (i) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, the Company’s operators and the global economy and financial markets, and (ii) that any potential future acquisitions by the Company are subject to market conditions and capital availability and may not be identified or completed on favorable terms, if at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 15, 2024, as amended by the Form 10-K/A filed on March 22, 2024, and all other filings with the Securities and Exchange Commission (“SEC”) after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent filings with the SEC. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required to do so by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated August 6, 2024, by and among Healthcare Trust, Inc., HTI Merger Sub, LLC, Healthcare Trust Advisors, LLC and AR Global Investments, LLC.
99.1	Press Release, dated August 7, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

 * Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: August 7, 2024	By:	/s/ Scott M. Lappetito
Scott M. Lappetito
Chief Financial Officer, Secretary and Treasurer